Exhibit 99.1

Elite Pharmaceuticals Announces Commercial Launch of Generic Requip XL®

NORTHVALE, N.J. – August 4, 2026 – Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCQB: ELTP), a specialty pharmaceutical company developing niche generic products, today announced that the company has launched Elite’s generic version of Requip XL® (Ropinirole Extended-Release Tablets USP), with strengths of 2 mg, 4 mg, 6 mg, 8 mg, and 12 mg tablets. Ropinirole belongs to a class of drugs known as a non-ergoline dopamine agonist used to treat Parkinson’s disease. This product is marketed and sold under the Elite Laboratories, Inc. label.

According to IQVIA, the branded product and its equivalents had total U.S. sales of $10 million for the twelve months ending June 2026.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company that develops and distributes niche generic products. Elite specializes in developing, manufacturing, and distributing oral, controlled-release drug products. Elite owns multiple generic products, which it distributes nationwide under the Elite Laboratories, Inc. label. Elite operates a cGMP and DEA-registered research, development, and manufacturing facility in Northvale, NJ. For more information, visit www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA, and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations

518-398-6222

Dianne@elitepharma.com